UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

INNOVAGE HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	001-40159	81-0710819
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO (Address of principal executive offices)	80230 (Zip Code)

(844) 803-8745

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 23, 2021, InnovAge Holding Corp. (the “Company”) issued a press release announcing that the Centers for Medicare & Medicaid Services had suspended InnovAge Colorado PACE’s enrollment of new Medicare beneficiaries, effective December 23, 2021. Additionally, the Company announced that the Colorado Department of Health Care Policy & Financing has verbally communicated that they are following suit and will provide written communication on December 23, 2021, identifying the deficiencies specific to Medicaid. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In light of this information, the Company is withdrawing its financial guidance for the fiscal year ending June 30, 2022.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

99.1	Press Release of InnovAge Holding Corp., dated December 23, 2021

104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2021	INNOVAGE HOLDING CORP.

	By:	/s/ Barbara Gutierrez
Name: Barbara Gutierrez
Title: Chief Financial Officer